As filed with the Securities and Exchange Commission on February 28, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0551645 (I.R.S. Employer Identification No.)
7555 Gateway Boulevard Newark, California 94560 (Address of Principal Executive Offices)	94560 (Zip Code)
_____________________________________
2014 Equity Incentive Plan
2014 Employee Stock Purchase Plan
(Full title of the plan)
_____________________________________
L. Daniel Browne
President and Chief Executive Officer
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Name and address of agent for service)
(510) 742-3400
(Telephone number, including area code, of agent for service)
_____________________________________
Copies to:
Gordon K. Ho
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2014 Equity Incentive Plan	1,479,008	$16.35	$24,181,780.80	$2,930.84
– 2014 Employee Stock Purchase Plan	300,000	$16.35	$4,905,000.00	$594.49
Total	1,779,008	$16.35	$29,086,780.80	$3,525.33

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.

(2)
Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on February 27, 2019, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE
The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee and non-employee benefit plans set forth herein are effective.

PART II
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8
Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 2, 2018 (File No. 333-223433), February 28, 2017 (File No. 333-216342), March 4, 2016 (File No. 333-209949), April 3, 2015 (File No. 333-203235) and February 14, 2014 (File No. 333-193963) relating to the Registrant’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan are each incorporated by reference herein.

EXHIBITS
The exhibits to this Registration Statement are listed below.

Exhibit Number	Exhibit Description	Incorporated by Reference to the Company's				Filed Herewith
		Form	File No.	Exhibit No.	Filed On
4.1	Amended and Restated Certificate of Incorporation	8-K	001-36297	3.1	February 11, 2014
4.2	Amended and Restated Bylaws	S-1	333-193154	3.4	December 31, 2013
4.3	Form of Common Stock Certificate	S-1/A	333-193154	4.4	February 3, 2014
4.4	Revance Therapeutics, Inc. 2014 Equity Incentive Plan	S-1/A	333-193154	10.5	January 27, 2014
4.5	Form of Restricted Stock Unit Award Agreement and Grant Notice for Revance Therapeutics, Inc. 2014 Equity Incentive Plan	10-K	001-36297	10.6	March 4, 2016
4.6	Form of Stock Option Agreement and Grant Notice for Revance Therapeutics, Inc. 2014 Equity Incentive Plan	10-Q	001-36297	10.3	November 10, 2015
4.7	Form of Restricted Stock Bonus Agreement and Grant Notice for Revance Therapeutics, Inc. 2014 Equity Incentive Plan	10-K	001-36297	10.8	March 4, 2016
4.8	Revance Therapeutics, Inc. 2014 Employee Stock Purchase Plan	S-1/A	333-193154	10.7	January 27, 2014
5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1 to this Registration Statement					X
24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California on February 28, 2019.

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
L. Daniel Browne
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Daniel Browne and Tobin C. Schilke, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ L. Daniel Browne	President, Chief Executive	February 28, 2019
L. Daniel Browne	Officer and Director
(Principal Executive Officer)

/s/ Tobin C. Schilke	Chief Financial Officer	February 28, 2019
Tobin C. Schilke	(Principal Financial Officer)

/s/ Cyril Allouche	Head of Finance and Corporate Controller	February 28, 2019
Cyril Allouche	(Principal Accounting Officer)

/s/ Angus C. Russell	Director, Chairman	February 28, 2019
Angus C. Russell

/s/ Robert Byrnes	Director	February 28, 2019
Robert Byrnes

/s/ Mark Foley	Director	February 28, 2019
Mark Foley

/s/ Julian S. Gangolli	Director	February 28, 2019
Julian S. Gangolli

/s/ Phyllis Gardner	Director	February 28, 2019
Phyllis Gardner, M.D.

/s/ Philip J. Vickers	Director	February 28, 2019
Philip J. Vickers, Ph.D.